As filed with the Securities and Exchange Commission on July 8, 2024

Registration No. 333-227498

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IntelGenx Technologies Corp.

(Exact name of registrant as specified in its charter)

Delaware	87-0638336
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6420 Abrams

Ville Saint Laurent, Quebec

H4S 1Y2, Canada

(514) 331-7440

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Ingrid Zerbe

Corporate Secretary

IntelGenx Technologies Corp.,

6420 Abrams, Ville Saint Laurent, Quebec, H4S 1Y2

(514) 331-7440

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Richard Raymer

Dorsey & Whitney LLP

TD Canada Trust Tower

Brookfield Place, 161 Bay Street, Suite 4310

Toronto, Ontario M5J 2S1 Canada

(416) 367-7388

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment filed by IntelGenx Technologies Corp., a Delaware corporation (the "Registrant"), deregisters all securities remaining unsold or otherwise unissued under the Registration Statement on Form S-3 (No. 333-227498) (the "Registration Statement"), which was originally filed with the U.S. Securities and Exchange Commission on September 24, 2018, as amended.

As previously disclosed, on May 17, 2024, the Registrant and its subsidiary, IntelGenx Corp., commenced a restructuring plan under the Companies' Creditors Arrangement Act (Canada) (the "CCAA"). In connection therewith, the Québec Superior Court (Commercial Division) issued an initial order granting the Company protection under the CCAA (R.S.C., 1985, c. C-36) and approved the implementation of a sale and investment solicitation process intended to generate interest in either the business or the assets of the Registrant, or in a recapitalization of the Registrant, with the goal of implementing one or more transaction(s). In connection with the foregoing, the offering pursuant to the Registration Statement is being terminated.

In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Registrant hereby removes from registration all securities that were registered but unsold or otherwise unissued under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ville St- Laurent, Province of Quebec, on this 8th day of July, 2024.

INTELGENX TECHNOLOGIES CORP.

By:	/s/ Andre Godin
Name:	Andre Godin
Title:	President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.